                                                                    EXHIBIT 10.4
================================================================================



                           STOCK PURCHASE AGREEMENT

                           Dated September 28, 1998



                                 By and Among



                         GLOBAL IMAGING SYSTEMS, INC.
                                  ("Global"),


                    SOUTHERN BUSINESS COMMUNICATIONS, INC.
                                  ("Buyer"),


                                 PROVIEW, INC.
                                (the "Company")


                                      and


                        THE SHAREHOLDERS OF THE COMPANY
                         (collectively, the "Sellers")



================================================================================

                                                 TABLE OF CONTENTS

                                                                                                Page
      ARTICLE I  DEFINITIONS..................................................................     1
         1.1 Definitions......................................................................     1

      ARTICLE II   AGREEMENT OF PURCHASE AND SALE; CLOSING....................................     6
         2.1 Agreement to Sell and Purchase...................................................     6
         2.2 Purchase Price...................................................................     6
         2.3 Payment of Purchase Price........................................................     6
         2.4 Closing..........................................................................     7
         2.5 Escrow Arrangements..............................................................     7
         2.6 Purchase Price Adjustments.......................................................     7
                  (a) Funded Indebtness.......................................................     7
                  (b) Working Capital.........................................................     7
                  (c) Cash on Hand............................................................     7
                  (d) Net Book Value..........................................................     8
         2.7 Closing Audit....................................................................     8
         2.8 Post-Closing Purchase Price Adjustment...........................................     8

      ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS.............     9
         3.1 Capitalization...................................................................     9
         3.2 No Liens on Shares...............................................................     9
         3.3 Other Rights to Acquire Capital Stock............................................     9
         3.4 Due Organization.................................................................     9
         3.5 Subsidiaries.....................................................................    10
         3.6 Due Authorization................................................................    10
         3.7 Financial Statements.............................................................    10
         3.8 Certain Actions..................................................................    11
         3.9 Properties.......................................................................    12
         3.10 Licenses and Permits............................................................    13
         3.11 Intellectual Property...........................................................    13
         3.12 Compliance with Laws............................................................    13
         3.13 Insurance.......................................................................    14
         3.14 Employee Benefit Plans..........................................................    14
                  (a) Employee Welfare Benefit Plans..........................................    14
                  (b) Employee Pension Benefit Plans..........................................    14
                  (c) Employment and Non-Tax Qualified Deferred Compensation Arrangements.....    15
         3.15 Contracts and Agreements........................................................    15

      3.16 Claims and Proceedings..................................................................  15
      3.17 Taxes...................................................................................  16
      3.18 Personnel...............................................................................  17
      3.19 Business Relations......................................................................  18
      3.20 Accounts Receivable.....................................................................  18
      3.21 Bank Accounts...........................................................................  18
      3.22 Warranties..............................................................................  18
      3.23 Brokers.................................................................................  18
      3.24 Interest in Competitors, Suppliers, Customers, Etc......................................  19
      3.25 Indebtedness To and From Officers, Directors, Shareholders, and Employees...............  19
      3.26 Undisclosed Liabilities.................................................................  19
      3.27 Information Furnished...................................................................  19

ARTICLE IV GLOBAL'S REPRESENTATIONS AND WARRANTIES.................................................  20
      4.1 Due Organization.........................................................................  20
      4.2 Due Authorization........................................................................  20
      4.3 No Brokers...............................................................................  20
      4.4 Investment...............................................................................  20
      4.5 Information Furnished....................................................................  21
      4.6 Capitalization...........................................................................  21
      4.7 Securities Laws Compliance...............................................................  21

ARTICLE V   PRE-CLOSING COVENANTS..................................................................  21
      5.1 Consents of Others.......................................................................  21
      5.2 Best Efforts.............................................................................  21
      5.3 Powers of Attorney.......................................................................  21
      5.4 Conduct of Business Pending Closing......................................................  21
      5.5 Access to Records Before Closing.........................................................  22

ARTICLE VI  POST-CLOSING...........................................................................  23
      6.1 General..................................................................................  23
      6.2 Transition...............................................................................  23
      6.3 Confidentiality..........................................................................  23
      6.4 Covenant Not to Compete..................................................................  23
      6.5 Additional Matters.......................................................................  24

ARTICLE VII   CONDITIONS TO OBLIGATION OF PARTIES TO CONSUMMATE CLOSING............................  26
      7.1 Conditions to Global's Obligations.......................................................  26
             (a) Covenants, Representations and Warranties.........................................  26
             (b) Consents..........................................................................  26
             (c) Suppliers/Leases..................................................................  26

     (d) Discharge of Indebtedness and Lien...............................................    26
     (e) Material Adverse Change..........................................................    27
     (f) Transfer Taxes...................................................................    27
     (g) Documents to be Delivered by the Sellers and the Company.........................    27
               (i)    Opinion of the Sellers' Counsel.....................................    27
               (ii)   Certificates........................................................    27
               (iii)  Release.............................................................    27
               (iv)   Escrow Agreement....................................................    27
               (v)    Employment Agreement................................................    27
               (vi)   Compliance Agreement................................................    28
               (vii)  Building Leases.....................................................    28
               (vii)  Collateral  Assignment of Rights....................................    28
               (viii) Stock Certificates..................................................    28

7.2 Conditions to the Sellers' and the Company's Obligations..............................
     (a) Covenants, Representations and Warranties........................................    27
     (b) Consents.........................................................................    29
     (c) Documents to be Delivered by Global..............................................    29
               (i)    Certificates........................................................    29
               (ii)   Escrow Agreement....................................................    26
               (iii)  Employment Agreements...............................................    29
               (vii)  Collateral Assignment of Rights.....................................    29
               (iv)   Payments to the Sellers and the Company and the Escrow Agent........    29

ARTICLE VIII   INDEMNIFICATION............................................................    30
      8.1 Indemnification of Global.......................................................    30
      8.2 Defense of Claims...............................................................    30
      8.3 Escrow Claim....................................................................    31
      8.4 Tax Audits, Etc.................................................................    31
      8.5 Indemnification of the Sellers..................................................    31
      8.6 Limits on Indemnification.......................................................    31

ARTICLE IX   MISCELLANEOUS................................................................    32
      9.1 Modifications...................................................................    32
      9.2 Notices.........................................................................    32
      9.3 Counterparts; Facsimile Transmission............................................    34
      9.4 Expenses........................................................................    34
      9.5 Binding Effect; Assignment......................................................    34
      9.6 Entire and Sole Agreement.......................................................    35
      9.7 Governing Law...................................................................    35
      9.8 Survival of Representations, Warranties and Covenants...........................    35
      9.9 Invalid Provisions..............................................................    35

                                     -iv-

      9.10 Public Announcements....................................................................  35
      9.11 Remedies Cumulative.....................................................................  35
      9.12 Waiver..................................................................................  35
      9.13 DISPUTE RESOLUTION......................................................................  36

LIST OF EXHIBITS

     Exhibit A           Form Of Escrow Agreement
     Exhibit B           Form Of Estoppel Certificate For Building Leases
     Exhibit C           Opinion Of The Company's And The Sellers' Counsel
     Exhibit D           Sellers' Certificates
     Exhibit E           Form Of Release
     Exhibit F           Executive Agreement
     Exhibit G           Compliance Agreement
     Exhibit H           Global And Buyer Certificates
     Exhibit I           Equity Subscription Agreement

     LIST OF SCHEDULES

     Schedule 2.3        Sellers' Accounts
     Schedule 2.6        Holders Of Funded Indebtedness
     Schedule 3.1        Ownership Of Shares
     Schedule 3.2        Liens On Shares
     Schedule 3.4        Articles And Bylaws
     Schedule 3.5        Subsidiaries
     Schedule 3.7        Adjustments To Financial Statements
     Schedule 3.8a       Certain Actions
     Schedule 3.8b       Material Changes
     Schedule 3.9        Properties
     Schedule 3.10       Licenses And Permits
     Schedule 3.11       Patents And Trademarks
     Schedule 3.13       Insurance
     Schedule 3.14       Employee Benefit Plans
     Schedule 3.15       Contracts And Agreements
     Schedule 3.16       Claims And Proceedings
     Schedule 3.18       Personnel
     Schedule 3.20       Accounts Receivable
     Schedule 3.21       Bank Accounts
     Schedule 3.23       Brokers
     Schedule 3.25       Indebtedness With Officers, Directors And Shareholders
     Schedule 3.26       Undisclosed Liabilities
     Schedule 7.1(d)     List Of Indebtedness
     Schedule 9.6        Other Agreements

                            STOCK PURCHASE AGREEMENT


          THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT") is entered into as of September 28 1998, and is effective as of September 1, 1998, by and among GLOBAL IMAGING SYSTEMS, INC., a Delaware corporation ("GLOBAL"), SOUTHERN BUSINESS COMMUNICATIONS, INC., a Georgia corporation ("BUYER"), PROVIEW, INC., a North Carolina corporation (the "COMPANY") and Neil C. Davis and Susan L. McElwain (collectively, the "SELLERS ").


                              W I T N E S S E T H:

          WHEREAS, the Company is engaged in the distribution, sale and service of electronic presentation and audio visual equipment in the States of North Carolina and South Carolina (the "BUSINESS"); and

          WHEREAS, the Sellers own all of the issued and outstanding shares of capital stock of the Company (the "SHARES"); and

          WHEREAS, Buyer desires to purchase from the Sellers and the Sellers desire to sell to Buyer all of the Shares on the terms and subject to the conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:



                                   ARTICLE I
                                  DEFINITIONS

          1.1  DEFINITIONS.  In this Agreement, the following terms have the
               -----------
meanings specified or referred to in this Section 1.1 and shall be equally
                                          -----------
applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

          "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

          "BUILDINGS" means collectively 101 W. Worthington Avenue, Suite 100, Charlotte North Carolina, 28203 and 4020 Stirrup Creek Drive, Suite 115, Research Triangle Park, North Carolina 27709.

          "BUSINESS" has the meaning specified in the first recital of the Agreement

          "BUSINESS DAY" means any day in which the NASDAQ National Market System is open for trading in the United States of America.

          "BUYER" has the meaning specified in the first paragraph of this Agreement.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et seq., any amendments thereto, any
                                         -- ---
successor statutes, and any regulations promulgated thereunder.

          "CLOSING" means the closing of the transfer of the Shares from the Sellers to Buyer.

          "CLOSING BALANCE SHEET" has the meaning specified in Section 2.7.
                                                               -----------

          "CLOSING DATE" has the meaning specified in Section 2.4.
                                                      -----------

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMPANY" has the meaning specified in the first paragraph of this Agreement.

          "COMPLIANCE AGREEMENT" means the agreement with Susan L. McElwain to be entered into at Closing in the form of Exhibit G.
                                          ---------

          "CONFIDENTIAL INFORMATION" means all (a) confidential information and trade secrets of the Company including, without limitation, any of the same comprising the identity, lists or descriptions of any customers, referral sources or organizations; (b) financial statements, cost reports or other financial information; (c) contract proposals, or bidding information; (d) business plans and training and operations methods and manuals; (e) personnel records; (f) information concerning fee structures; and (g) management systems, policies or procedures, including related forms and manuals. Confidential Information shall not include any information (i) which is disclosed pursuant to subpoena or other legal process, (ii) which has been publicly disclosed, (iii) which subsequently becomes known to a third party not subject to a confidentiality agreement with Global or the Company, or (iv) which is subsequently disclosed by any third party not in breach of a confidentiality agreement.

          "CONTRACTS" has the meaning specified in Section 3.15.
                                                   ------------

          "COURT ORDER" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

          "EFFECTIVE DATE" has the meaning specified in Section 2.4.
                                                        -----------

          "EMPLOYMENT AGREEMENT" means the executive agreement with Neil C. Davis to be entered into at Closing in the form of Exhibit F.
                                                   ---------

          "ENCUMBRANCE" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, restrictive covenant or other restrictions of any kind.

          "ENVIRONMENTAL OBLIGATIONS" has the meaning specified in Section 3.12.
                                                                   ------------

          "EQUITABLE EXCEPTIONS" has the meaning specified in Section 3.6.
                                                              -----------

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ESCROW AGENT" means Central Carolina Bank.

          "ESCROW AGREEMENT" means the Escrow Agreement to be executed by and among the Sellers, Buyer and the Escrow Agent in substantially the same form as

Exhibit A.
---------

          "ESCROW PERIOD" has the meaning specified in Section 2.5.
                                                       -----------

          "ESCROW SUM" has the meaning specified in Section 2.5.
                                                    -----------

          "FINANCIAL STATEMENTS" has the meaning specified in Section 3.7.
                                                              -----------

          "FUNDED INDEBTEDNESS" means all (i) indebtedness of the Company for borrowed money or other interest-bearing indebtedness; (ii) capital lease obligations of the Company which are accrued or required to be accrued under GAAP, as adjusted for agreed upon assets and liabilities as set forth on

Schedule 3.7; (iii) obligations of the Company to pay the deferred purchase or
------------
acquisition price for goods or services, other than trade accounts payable or accrued expenses in the ordinary course of business on no more than 90 day payment terms; (iv) indebtedness of others guaranteed by the Company or secured by an Encumbrance on any of the Company's assets; (v) indebtedness of the Company under extended credit terms of more than 30 days from manufacturers provided to the Company; or (vi) any receivables owed by the Company to the Sellers.

          "GAAP" shall mean generally accepted accounting principles, consistently applied.

          "GLOBAL" has the meaning specified in the first paragraph of this Agreement.

          "GLOBAL STOCK" means the common stock, par value $.01 per share of Global.

          "GOVERNMENTAL BODY" means any foreign, federal, state, local or other governmental authority or regulatory body.

          "GOVERNMENTAL PERMITS" has the meaning specified in Section 3.10.
                                                              ------------

          "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "IRS" means the Internal Revenue Service.

          "INDEPENDENT ACCOUNTANTS" has the meaning specified in Section 2.7.
                                                                 -----------

          "INDEMNIFIABLE COSTS" has the meaning specified in Section 8.1.
                                                             -----------

          "INDEMNIFIED PARTIES" has the meaning specified in Section 8.1.
                                                             -----------

          "INTELLECTUAL PROPERTY" has the meaning specified in Section 3.11.
                                                               ------------

          "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means a material adverse change or effect on the assets, properties, Business, operations, liabilities, or financial condition of the Company and its subsidiaries, taken as a whole. In determining whether a "Material Adverse Change" or "Material Adverse Effect" has occurred, the quantitative amounts set forth at the end of Article III shall be conclusive.
                    -----------

          "NET BOOK VALUE" means the Net Book Value of the Company as calculated in accordance with GAAP, as adjusted for agreed upon assets and liabilities as set forth on Schedule 3.7; provided, however, that the employee bonuses and tax
             ------------
effect stemming thereform as described on Schedule 3.8A shall be counted against
                                          -------------
the lesser of (i) the extent to which Net Book Value on the Effective Date is more than the average Net Book Value at the end of each of the six months ending July 31, 1998, as descibed in Section 2.6(d), and (ii) the extent to which
                              --------------
Working Capital as reflected on the Preliminary Closing Balance Sheet is more than the Working Capital Target as described on Schedule 2.6(b).
                                                ---------------

          "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. (S)(S) 651 et seq., any amendment thereto, and any regulations promulgated thereunder.
    -- ---

          "PERMITTED EXCEPTION" means (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, (c) other liens or imperfections on property which are not material in amount or do not materially detract from the value or the existing use of the property affected by such lien or imperfection, and (d) such statements of fact and exceptions shown on any title insurance policies delivered to Global or Buyer.

          "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or Governmental Body.

          "PRELIMINARY CLOSING BALANCE SHEET" shall mean the Company's best estimate of the Company's balance sheet as of the Effective Date. The Preliminary Closing Balance Sheet shall be delivered to Buyer not less than three (3) nor more than five (5) days prior to the Closing Date.

          "PURCHASE PRICE" has the meaning specified in Section 2.2.
                                                        -----------

          "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C.
(S)(S) 6901 et seq., and any successor statute, and any regulations promulgated
            -- ---
thereunder.

          "REQUIREMENTS OF LAWS" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

          "SELLERS" has the meaning set forth in the first paragraph of this Agreement.

          "SHARES" means all of the issued and outstanding shares of the capital stock of the Company.

          "SUBSIDIARY" has the meaning set forth in Section 3.5 of this
                                                    -----------
Agreement.

          "SUBSIDIARY SHARES" has the meaning set forth in Section 3.5 of this
                                                           -----------
Agreement.

          "TAX" or "TAXES" means any federal, state, local or foreign income, alternative or add-on minimum, gross income, gross receipts, windfall profits, severance, property, production, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, transfer, goods and services, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed thereon by any Governmental Body.

          "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

          "WORKING CAPITAL" shall mean the difference between the Company's current assets and current liabilities as calculated in accordance with GAAP, as adjusted for agreed upon assets and liabilities as set forth in Schedule 3.7,
                                                                ------------
provided, however, that (i) an amount equal to the amount by which cash on hand as of Closing is less than $50,000 shall be added to the calculation of Working Capital as of the Effective Date otherwise computed in accordance with this definition and (ii) the calculation of Working Capital as of the Effective Date shall not include estimated income taxes from earnings of the Company payable through the Effective Date; provided, however, that the employee bonuses and tax effect stemming thereform as described on Schedule 3.8A shall be counted against
                                          -------------
the lesser of (i) the extent to which Net Book Value on the Effective Date is more than the average Net Book Value at the end of each of the six months ending July 31, 1998, as descibed in Section 2.6(d), and (ii) the extent to which
                              --------------
Working Capital as reflected on the Preliminary Closing Balance Sheet is more than the Working Capital Target as described on Schedule 2.6(b).
                                                ---------------

          "WORKING CAPITAL TARGET" shall have the meaning assigned to such term in Section 2.6 hereof.
   -----------

                                   ARTICLE II
                    AGREEMENT OF PURCHASE AND SALE; CLOSING

          2.1  AGREEMENT TO SELL AND PURCHASE.  Upon the basis of the
          ---  ------------------------------
representations and warranties, for the consideration, and subject to the terms and conditions set forth in this Agreement, the Sellers agree to sell the Shares to Buyer and Buyer agrees to purchase the Shares from the Sellers.

          2.2  PURCHASE PRICE.  The total potential purchase price for the
          ---  --------------
Shares (the "PURCHASE PRICE") shall be equal to $5,000,000, subject to any adjustment required to be made pursuant to Section 2.6 or Section 2.8 below.
                                           -----------    -----------

          2.3  PAYMENT OF PURCHASE PRICE.  The Purchase Price shall be payable
          ---  -------------------------
(i) by Buyer (with respect to the portion of the Purchase Price set forth in
Section 2.3(a) and Section 2.3(b) below) and (ii) by Global (with respect to the
--------------     --------------
portion of the Purchase Price set forth in Section 2.3(c) below) at the Closing
                                           --------------
(as defined in Section 2.4 below) or as otherwise set forth in Section 2.3(c)
               -----------                                     --------------
below as follows:

               (A) $4,000,000 of the Purchase Price as adjusted as set forth in
          Section 2.6 below will be paid, at the direction of the Sellers, in
          -----------
          cash by wire transfer of funds as specified in Schedule 2.3 (including
                                                         ------------
          the payment of $55,000 for the covenant not to compete provided in
          Section 6.4);
          -----------

               (B) $500,000 of the Purchase Price as adjusted as set forth below will be paid in cash by wire transfer of funds to the Escrow Agent to be held in escrow for satisfaction of the Sellers' indemnification obligations specified in Section 8.1 or payment to the Sellers in
                                   -----------
          accordance with the terms of Section 2.5 below.
                                       -----------

               (C) $500,000 of the Purchase Price shall be paid in the form of shares of Global Stock to be issued to the Sellers at the Closing.
          The number of shares of Global Stock to be issued to the Sellers shall be determined based on the average of the closing bid prices per share of the Global Stock on the NASDAQ National Market System for the ten Business Days prior to the two (2) Business Days prior to the Closing Date. The Global Stock shall be allocated among the Sellers as specified in Schedule 2.3.
                       ------------

          2.4  CLOSING.  The Closing of the purchase and sale of the Shares
          ---  -------
contemplated by this Agreement shall take place at 1:00 p.m., Eastern Time, at the offices of Templeton & Raynor, P.A. in Charlotte, North Carolina on September 28, 1998, or at such other date and time as the parties shall agree (the "CLOSING DATE"), effective as of September 1, 1998 (the "EFFECTIVE DATE").

          2.5  ESCROW ARRANGEMENTS.  Pursuant to the Escrow Agreement to be
          ---  -------------------
entered into among the Sellers, Buyer and the Escrow Agent, $500,000 of the Purchase Price shall be delivered to the Escrow Agent at Closing. Such monies (which, together with all interest accrued thereon, is hereinafter referred to as the "ESCROW SUM") shall be held pursuant to the terms of the Escrow Agreement for payment from such Escrow Sum of the amounts, if any, owing by the Sellers to Buyer pursuant to Section 2.8 or Article VIII below. At
                                          -----------    ------------
the conclusion of the period ending on the first anniversary of the Closing Date (such period being referred to herein as the "ESCROW PERIOD"), such remaining portion of the Escrow Sum not theretofore claimed by or paid to Buyer in accordance with the terms of the Escrow Agreement and this Agreement shall be disbursed to the Sellers. The Sellers and Buyer agree that each will execute and deliver such reasonable instruments and documents as are furnished by any other party to enable such furnishing party to receive those portions of the Escrow Sum to which the furnishing party is entitled under the provisions of the Escrow Agreement and this Agreement.

          2.6  PURCHASE PRICE ADJUSTMENTS.
          ---  --------------------------

          (A)  FUNDED INDEBTEDNESS.  The portion of the Purchase Price payable
          ---  -------------------
pursuant to Section 2.3(a) above will be reduced, on a dollar-for-dollar basis,
            --------------
by the total amount of Funded Indebtedness as of the Closing, if any, assumed or paid by Buyer in cash by wire transfer of funds to the accounts of the holders of Funded Indebtedness listed on Schedule 2.6 hereto to satisfy the Company's
                                 ------------
Funded Indebtedness with such holders.

          (B)  WORKING CAPITAL.  The portion of the Purchase Price payable
          ---  ---------------
pursuant to Section 2.3(a) above will be reduced, on a dollar-for-dollar basis,
            --------------
by the amount, if any, by which the Working Capital as reflected on the Preliminary Closing Balance Sheet is more than $25,000 less than the average of the Working Capital balances at the end of each of the six months ended July 31, 1998 (the "WORKING CAPITAL TARGET").

          (C)  CASH ON HAND.  The portion of the Purchase Price payable
          ---  ------------
pursuant to Section 2.3(a) above will be reduced, on a dollar-for-dollar basis,
            --------------
by the amount, if any, by which the cash on hand of the Company (included in the Working Capital) at Closing is less than $50,000.

          (D)  NET BOOK VALUE.  The portion of the Purchase Price payable
          ---  --------------
pursuant to Section 2.3(a) above will be reduced, on a dollar-for-dollar basis,
            --------------
by the amount, if any, by which the Net Book Value (exclusive of vehicles and Carolina Panthers football tickets currently owned by the Company) on the Effective Date is more than $25,000 less than the average Net Book Value at the end of each of the six months ending July 31, 1998.

          2.7  CLOSING REVIEW.  Within 120 days following the Closing Date,
          ---  --------------
there shall be delivered to the Sellers a balance sheet of the Company (the "CLOSING BALANCE SHEET") of the Company at and as of the Effective Date. The Closing Balance Sheet shall be prepared in accordance with GAAP by the Buyer.
In the event that the Sellers dispute any items on the Closing Balance Sheet within ten (10) days after the Sellers' receipt thereof, the parties shall jointly select and retain an independent "Big Five" accounting firm (the "INDEPENDENT ACCOUNTANTS") to review the disputed item(s) on the Closing Balance Sheet. The final determination of such disputed item(s) by the Independent Accountants shall be binding on the parties and shall be reflected on the Closing Balance Sheet. The cost of retaining the Independent Accountants shall be borne by the Buyer; provided, however, that the Sellers shall reimburse the Buyer for the cost of the Independent Accountants in the event that such review differs by less than 8% of Global's results.

          2.8  POST-CLOSING PURCHASE PRICE ADJUSTMENT.  In the event that the
          ---  --------------------------------------
Working Capital as reflected on the Closing Balance Sheet is less than the Working Capital Target, then the Purchase Price will be adjusted downward, on a dollar-for-dollar basis, to reflect the lesser of (i) the decrease, if any, in Working Capital as reflected on the Closing Balance Sheet from the amount of Working Capital reflected on the Preliminary Closing Balance Sheet or (ii) the amount, if any, by which the Working Capital reflected on the Closing Balance Sheet is less than the Working Capital Target. Conversely, the Purchase Price will be adjusted upward, on a dollar-for dollar basis, to reflect the increase, if any, in the total Working Capital as reflected on the Closing Balance Sheet from the amount of Working Capital reflected on the Preliminary Closing Balance Sheet; provided, however, that in no event shall such upward adjustment exceed the total amount of any downward adjustment to the Purchase Price made pursuant to Section 2.6(b) above. The post-closing adjustment to the Purchase Price, if
   --------------
any, shall be paid by the Sellers to Buyer from the Escrow Sum or by Buyer to the Sellers, as the case may be, in immediately available funds within ten (10) Business days of delivery of the Closing Balance Sheet, unless the Sellers dispute any items on the Closing Balance Sheet, in which case it shall be paid within ten (10) Business days after the Independent Accountants finally determine the disputed item(s), and Buyer delivers to the Sellers a Closing Balance Sheet modified to reflect such determination.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANY AND THE SELLERS

     The Company and the Sellers jointly and severally represent and warrant to Global and Buyer that:

          3.1  CAPITALIZATION.  The authorized capital stock of the Company
          ---  --------------
consists of 100,000 shares of Common Stock, 1,000 of which are issued and outstanding. All of the Shares are duly authorized, validly issued, fully paid, and nonassessable. All of the Shares are owned of record and beneficially by the Sellers in the amounts set forth on Schedule 3.1 hereto. None of the Shares
                                        ------------
was issued or will be transferred under this Agreement in violation of any preemptive or preferential rights of any Person. The Sellers own all of the issued and outstanding capital stock of the Company.

          3.2  NO LIENS ON SHARES.  Except as shown on Schedule 3.2, the
          ---  ------------------                      ------------
Sellers own the Shares, free and clear of any Encumbrances other than the rights and obligations arising under this Agreement, and none of the Shares is subject to any outstanding option, warrant, call, or similar right of any other Person to acquire the same, and none of the Shares is subject to any restriction on transfer thereof except for restrictions imposed by applicable federal and state securities laws. At Closing, the Sellers will have full power and authority to convey good and marketable title to the Shares, free and clear of any Encumbrances.

          3.3  OTHER RIGHTS TO ACQUIRE CAPITAL STOCK.  Except as set forth in
          ---  -------------------------------------
this Agreement, there are no authorized or outstanding warrants, options, or rights of any kind to acquire from the Company any equity or debt securities of the Company, or securities convertible into or exchangeable for equity or debt securities of the Company, and there are no shares of capital stock of the Company reserved for issuance for any purpose nor any contracts, commitments, understandings or arrangements which require the Company to issue, sell or deliver any additional shares of its capital stock.

          3.4  DUE ORGANIZATION.  The Company is a corporation duly organized,
          ---  ----------------
validly existing, and in good standing under the laws of the State of North Carolina and has full corporate power and authority to carry on the Business as now conducted and as proposed to be conducted through Closing. Complete and correct copies of the Articles of Incorporation and Bylaws of the Company, and all amendments thereto, have been heretofore delivered to Buyer and are attached hereto as Schedule 3.4. The Company is qualified to do business in the State of
          ------------
North Carolina and in each jurisdiction in which the nature of the Business or the ownership of its properties requires such qualification except where the failure to be so qualified does not and could not reasonably be expected to have a Material Adverse Effect.

          3.5  SUBSIDIARIES.  The Company is the owner of all of the
          ---  ------------
outstanding shares of the capital stock of each subsidiary (individually, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES") of the Company listed on
Schedule 3.5 (such shares shall be collectively referred to as the "SUBSIDIARY
------------
SHARES"), free and clear of all Encumbrances, and none of the Subsidiary Shares is subject to any outstanding option, warrant, call, or similar right of any other Person to acquire the same, and none of the Subsidiary Shares is subject to any restriction on transfer thereof except for restrictions imposed by applicable federal and state securities laws. There are no authorized or outstanding warrants, options, or rights of any kind to acquire from the Company, or any Subsidiary of the Company, any equity or debt securities of any Subsidiary of the Company, or securities convertible into or exchangeable for equity or debt securities of any Subsidiary of the Company, and there are no Subsidiary Shares reserved for issuance for any purpose nor any contracts, commitments, understandings or arrangements which require the Company or any Subsidiary of the Company to issue, sell or deliver any additional Subsidiary Shares. Except for the Subsidiaries of the Company listed on Schedule 3.5,
                                                              ------------
neither the Company, nor its Subsidiaries, directly or indirectly have any subsidiaries or any direct or indirect ownership interests in any Person. The Sellers do not own any other Person engaged in the Business.

          3.6  DUE AUTHORIZATION.  The Company and the Sellers each have full
          ---  -----------------
power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of the Company. This Agreement has been duly and validly executed and delivered by the Company and the Sellers and constitutes the valid and binding obligations of the Company and the Sellers, enforceable in accordance with its terms, except to the extent that enforceability may be limited by laws affecting creditors' rights and debtors' obligations generally, and legal limitations relating to remedies of specific performance and injunctive and other forms of equitable relief (the "EQUITABLE EXCEPTIONS"). Except for the Equitable Exceptions and assuming all necessary consents to the consummation of the transactions contemplated hereby, as specifically set forth on Schedules 3.9 and 3.15, are obtained, the
                             -------------     ----
execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates, or other documents contemplated hereby) by the Company and the Sellers, do not (a) violate any Requirements of Laws or any Court Order of any Governmental Body applicable to the Company or the Sellers, or their respective property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any material agreement to which the Company or the Sellers are a party, or by which any of them or any of their respective property is bound, (c) permit the acceleration of the maturity of any Material indebtedness of, or Material indebtedness secured by the property of, the Company or the Sellers, or (d) violate or conflict with any provision of the charter or bylaws of the Company.

          3.7  FINANCIAL STATEMENTS.  The following Financial Statements
          ---  --------------------
(herein so called) of the Company have been delivered to Buyer by the Company: balance sheets of the Company as of December 31, 1995, December 31, 1996 and December 31, 1997, and a balance sheet as of July 31, 1998, and statements of income of the Company for the fiscal years ending December 31, 1995, December 31, 1996, and December 31, 1997, and a statement of income for the seven month period ending July 31, 1998. The Financial Statements have been prepared in accordance with GAAP, as adjusted for agreed upon assets and liabilities as set forth on Schedule 3.7, throughout the periods indicated and fairly present the
         ------------
financial position, results of operations and changes in financial position of the Company as of the indicated dates and for the indicated periods, subject (in the case of the two month Financial Statements) to year end accruals made in the ordinary course of the Business which are not materially adverse and which are consistent with past practices and subject to the adjustment to Working Capital set forth in the definition of Working Capital above. Except to the extent reflected or provided for in the Financial Statements or the notes thereto and obligations and liabilities incurred in the ordinary course of business since the date of the last of such Financial Statements, the Company has no liabilities required by GAAP to be reflected on the Company's balance sheet or notes thereto that are not so reflected, nor any other obligations (whether absolute, contingent, or otherwise) which are (individually or in the aggregate) Material (in amount or to the conduct of the Business); and neither the Company nor the Sellers have knowledge of any basis for the assertion of any such liability or obligation. Since July 31, 1998, there has been no Material Adverse Change in the prospects of the Company.

          3.8  CERTAIN ACTIONS.  Since July 31, 1998, the Company has not,
          ---  ---------------
except as disclosed on Schedule 3.8A hereto or any of the Financial Statements
                       -------------
or notes thereto: (a) discharged or satisfied any Encumbrance or paid any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of the Business; (b) paid or declared any dividends or distributions, or purchased, redeemed, acquired, or retired any stock or indebtedness from any stockholder (other than distributions to pay estimated income taxes of the Sellers associated with the income of the Company); (c) made or agreed to make any loans or advances or guaranteed or agreed to guarantee any loans or advances to any party whatsoever; (d) suffered or permitted any Encumbrance other than Permitted Exceptions to arise or be granted or created against or upon any of its assets, real or personal, tangible or intangible; (e) canceled, waived, or released or agreed to cancel, waive, or release any of its receivables, rights, or claims against third parties in excess of $15,000 individually or $35,000 in the aggregate; (f) sold, assigned, pledged, mortgaged, or otherwise transferred, or suffered any material damage, destruction, or loss (whether or not covered by insurance) to, any assets (except in the ordinary course of the Business); (g) amended its charter or bylaws; (h) paid or made a commitment to pay any severance or termination payment to any employee or consultant; (i) made any material change in its method of management or operation or method of accounting; (j) made any capital expenditures, including, without limitation, replacements of equipment in the ordinary course of the Business, or entered into commitments therefor, except for capital expenditures or commitments therefor which do not, in the aggregate, exceed $40,000; (k) made any investment or commitment therefor in any Person; (l) made any payment or contracted for the payment of any bonus or other compensation or personal expenses, other than (i) wages and salaries and business expenses paid in the ordinary course of the Business, and (ii) wage and salary adjustments made in the ordinary course of the Business for employees who are not officers, directors, or shareholders of the Company; (m) made, amended, or entered into any written employment contract or created or made any material change in any bonus, stock option, pension, retirement, profit sharing or other employee benefit plan or arrangement; (n) materially amended or experienced a termination of any material contract, agreement, lease, franchise or license to which the Company is a party that would or could reasonably be expected to have a Material Adverse Effect, except in the ordinary course of the Business; or (o) entered into any other material transactions that would or could reasonably be expected to have a Material Adverse Effect except in the ordinary course of the Business. Since July 31, 1998, except as disclosed on Schedule 3.8B hereto or
                                                      -------------
any of the Financial Statements or notes thereto, there has not been (a) any Material Adverse Change including, but not limited to, the loss of any material customers or suppliers of the Company, or in any material assets of the Company,
(b) any extraordinary contracts, commitments, orders or rebates, (c) any strike, material slowdown, or demand for recognition by a labor organization by or with respect to any of the employees of the Company, or (d) any shutdown, material slow-down, or cessation of any material operations conducted by, or constituting part of, the Company, nor has the Company agreed to do any of the foregoing.

          3.9  PROPERTIES.  Attached hereto as Schedule 3.9 is a list containing
          ---  ----------                      ------------
a description of each interest in real property (including, without limitation, leasehold interests) and each item of personal property utilized by the Company in the conduct of the Business having a book value in excess of $15,000 as of the date hereof. Except for Permitted Exceptions or as expressly set forth on
Schedule 3.9, such real and personal properties are free and clear of
------------
Encumbrances. The Sellers and the Company have delivered to Buyer a lien search obtained from the counties where the Company conducts business and the North Carolina Secretary of State office of all UCC liens of record against the Company's personal property in the State of North Carolina. All of the properties and assets necessary for continued operation of the Business as currently conducted (including, without limitation, all books, records, computers and computer software and data processing systems) are owned, leased or licensed by the Company and are reasonably suitable for the purposes for which they are currently being used. With the exception of used equipment and inventory valued at no more than $10,000 in the aggregate on the Company's Financial Statements, the physical properties of the Company, including the real properties leased by the Company, to the best knowledge of the Company and the Sellers, are in good operating condition and repair, normal wear and tear excepted, and are free from any defects of a material nature. Except for Permitted Exceptions or as otherwise set forth on

Schedule 3.9, the Company has full and unrestricted legal and equitable title
------------
to all such properties and assets. The operation of the properties and Business of the Company in the manner in which they are now and have been operated does not violate any zoning ordinances, municipal regulations, or other Requirements of Laws, except for any such violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except for Permitted Exceptions or as set forth on Schedule 3.9, no restrictive covenants, easements, rights-of-way,
             ------------
or regulations of record impair the uses of the properties of the Company for the purposes for which they are now operated. All leases of real or personal property by the Company are legal, valid, binding, enforceable and in full force and effect and, assuming all necessary consents to the consummation of the transactions contemplated herein, as set forth on Schedule 3.9, are obtained,
                                                  ------------
will remain legal, valid, binding, enforceable and in full force and effect on essentially the same terms immediately following the Closing, except to the extent that enforceability may be limited by the Equitable Exceptions. All facilities owned or leased by the Company have received all material approvals of any Governmental Body (including Governmental Permits) required in connection with the operation thereof and have been operated and maintained in accordance with all Requirements of Laws.

          3.10  LICENSES AND PERMITS.  Attached hereto as Schedule 3.10 is a
          ----  --------------------                      -------------
list of all Material licenses, certificates, privileges, immunities, approvals, franchises, authorizations and permits held or applied for by the Company from any Governmental Body (herein collectively called "GOVERNMENTAL PERMITS") the absence of which could individually or the in the aggregate have a Material Adverse Effect. The Company has complied in all material respects with the terms and conditions of all such Governmental Permits, and the Company has not received notification from any Governmental Body of violation of any such Governmental Permit or the Requirements of Laws governing the issuance or continued validity thereof other than violations (if any) which would not individually or in the aggregate have a Material Adverse Effect. No additional Governmental Permit is required from any Governmental Body thereof in connection with the conduct of the Business which Governmental Permit, if not obtained, would have a Material Adverse Effect.

          3.11  INTELLECTUAL PROPERTY.  Attached hereto as Schedule 3.11 is a
          ----  ---------------------                      -------------
list and brief description of all patents, trademarks, tradenames, copyrights, licenses, computer software or data (other than general commercial software) or applications therefor owned by or registered in the name of the Company or in which the Company has any rights, licenses, or immunities (collectively, the "INTELLECTUAL PROPERTY"). The Company has furnished Buyer with copies of all license agreements to which the Company is a party, either as licensor or licensee, with respect to any Intellectual Property. Except as described on
Schedule 3.11 hereto, the Company has good title to or the right to use such
-------------
Intellectual Property and all inventions, processes, designs, formulae, trade secrets and know-how necessary for the conduct of their Business, as presently conducted without the payment of any royalty or similar payment, and the Company is not infringing on any patent right, tradename, copyright or trademark right or other Intellectual Property right of others, and neither the Company nor the Sellers are aware of any infringement by others of any such rights owned by the Company.

          3.12  COMPLIANCE WITH LAWS.  The Company has (i) complied in all
          ----  --------------------
material respects with all Requirements of Laws, Governmental Permits and Court Orders applicable to the Business and has filed with the proper Governmental Bodies all statements and reports required by all Requirements of Laws, Governmental Permits and Court Orders to which the Company or any of its employees (because of their activities on behalf of the Company) are subject and
(ii) conducted the Business and is in compliance in all material respects with all federal, state and local energy, public utility, health, safety and environmental Requirements of Laws, Governmental Permits and Court Orders including the Clean Air Act, the Clean Water Act, RCRA, the Safe Drinking Water Act, CERCLA, OSHA, the Toxic Substances Control Act and any similar state, local or foreign laws (collectively "ENVIRONMENTAL OBLIGATIONS") and all other federal, state, local or foreign governmental and regulatory requirements, except where any such failure to comply or file would not, in the aggregate, have a Material Adverse Effect. No claim has been made by any Governmental Body (and, to the best knowledge of the Company and the Sellers, no such claim is anticipated) to the effect that the Business fails to comply, in any respect, with any Requirements of Laws, Governmental Permit or Environmental Obligation or that a Governmental Permit or Court Order is necessary in respect thereto.

          3.13  INSURANCE.  Attached hereto as Schedule 3.13 is a list of all
          ----  ---------                      -------------
coverages for fire, liability, or other forms of insurance and all fidelity bonds held by or applicable to the Company. Copies of the binder for all such insurance policies have been delivered to Buyer. To the best of the Company's and the Sellers' knowledge and belief, no event relating to the Company has occurred which will result in (i) cancellation of any such insurance coverages;
(ii) a retroactive upward adjustment of premiums under any such insurance coverages; or (iii) any prospective upward adjustment in such premiums. All of such insurance coverages will remain in full force and effect following the Closing.

          3.14  EMPLOYEE BENEFIT PLANS.
          ----  ----------------------

          (A)  EMPLOYEE WELFARE BENEFIT PLANS.  Except as disclosed on
          ---  ------------------------------
Schedule 3.14, the Company does not maintain or contribute to any "employee
-------------
welfare benefit plan" as such term is defined in Section 3(1) of ERISA. With respect to each such plan: (i) the plan is in material compliance with ERISA;
(ii) the plan has been administered in accordance with its governing documents;
(iii) neither the plan, nor any fiduciary with respect to the plan, has engaged in any "prohibited transaction" as defined in Section 406 of ERISA other than any transaction subject to a statutory or administrative exemption; (iv) except for the processing of routine claims in the ordinary course of administration, there is no material litigation, arbitration or disputed claim outstanding; and
(v) all premiums due on any insurance contract through which the plan is funded have been paid.

          (B)  EMPLOYEE PENSION BENEFIT PLANS.  Except as disclosed in
          ---  ------------------------------
Schedule 3.14, the Company does not maintain or contribute to any arrangement
-------------
that is or may be an "employee pension benefit plan" relating to employees, as such term is defined in Section 3(2) of ERISA. With respect to each such plan:
(i) the plan is qualified under Section 401(a) of the Code, and any trust through which the plan is funded meets the requirements to be exempt from federal income tax under Section 501(a) of the Code; (ii) the plan is in material compliance with ERISA; (iii) the plan has been administered in accordance with its governing documents as modified by applicable law; (iv) the plan has not suffered an "accumulated funding deficiency" as defined in Section 412(a) of the Code; (v) the plan has not engaged in, nor has any fiduciary with respect to the plan engaged in, any "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code other than a transaction subject to statutory or administrative exemption; (vi) the plan has not been subject to a "reportable event" (as defined in Section 4043(b) of ERISA), the reporting of which has not been waived by regulation of the Pension Benefit Guaranty Corporation; (vii) no termination or partial termination of the plan has occurred within the meaning of Section 411(d)(3) of the Code; (viii) all contributions required to be made to the plan or under any applicable collective bargaining agreement have been made to or on behalf of the plan; (ix) there is no material litigation, arbitration or disputed claim outstanding; and (x) all applicable premiums due to the Pension Benefit Guaranty Corporation for plan termination insurance have been paid in full on a timely basis.

          (C)  EMPLOYMENT AND NON-TAX QUALIFIED DEFERRED COMPENSATION
          ---  ------------------------------------------------------
ARRANGEMENTS.  Except as disclosed in Schedule 3.14, the Company does not
------------                          -------------
maintain or contribute to any retirement or deferred or incentive compensation or stock purchase, stock grant or stock option arrangement entered into between the Company and any current or former officer, consultant, director or employee of the Company that is not intended to be a tax qualified arrangement under
Section 401(a) of the Code.

          3.15  CONTRACTS AND AGREEMENTS.  Attached hereto as Schedule 3.15 is
          ----  ------------------------                      -------------
a list and brief description of all written or oral contracts, commitments, leases, and other agreements (including, without limitation, promissory notes, loan agreements, and other evidences of indebtedness, guarantees, agreements with distributors, suppliers, dealers, franchisors and customers, and service agreements) to which the Company is a party or by which the Company or its properties are bound pursuant to which the obligations thereunder of either party thereto are, or are contemplated as being, for any one contract $35,000 or greater (collectively, the "CONTRACTS"). The Company is not and, to the best knowledge of the Sellers and the Company, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by the Company) under any of the Contracts, and the Company has not waived any right under any of the Contracts, except for any such defaults or waivers, which would not have a Material Adverse Effect. Except for the Equitable Exceptions, all of the Contracts are legal, valid, binding, enforceable and in full force and effect and, assuming all necessary consents to the consummation of the transactions contemplated herein, as specifically set forth on Schedules 3.9 and 3.15, are obtained, will remain
                             -------------     ----
legal, valid, binding, enforceable and in full force and effect on essentially the same terms immediately after the Closing, except to the extent that enforceability may be limited by the Equitable Exceptions. Except as set forth in Schedule 3.15, the Company has not guaranteed any obligations of any other
   -------------
Person. To the best knowledge of the Company and the Sellers, no manufacturer of office equipment sold by the Company will cease doing business with the Company immediately following the Closing.

          3.16  CLAIMS AND PROCEEDINGS.  Attached hereto as Schedule 3.16 is a
          ----  ----------------------                      -------------
list and brief description of all claims, actions, suits, proceedings, or investigations pending or, to the best knowledge and belief of the Sellers or the Company, threatened against or affecting the Company or any of its properties or assets, at law or in equity, or before or by any court, municipality or other Governmental Body. Except as set forth on Schedule 3.16, none of such claims, actions, suits, proceedings,
             -------------
or investigations, if adversely determined, will result in any Material liability or loss to the Company. The Company has not been and the Company is not now, subject to any Court Order, stipulation, or consent of or with any court or Governmental Body. No inquiry, action or proceeding has been instituted or, to the best knowledge and belief of the Sellers or the Company, threatened or asserted against the Sellers or the Company to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof. Except as set forth on Schedule 3.16, there is no basis for any
                                        -------------
such valid claim or action.

          3.17  TAXES.
          ----  -----

          (A) All Federal, foreign, state, county and local income, gross receipts, excise, property, franchise, license, sales, use, withholding and other Taxes due from the Company on or before the Closing will have been paid and all Tax Returns which are required to be filed by the Company on or before the Closing will have been filed within the time and in the manner provided by law, and all such Tax Returns are true and correct and accurately reflect the Tax liabilities of the Company. No Tax Returns of the Company are presently subject to an extension of the time to file. All Taxes, assessments, penalties, and interest of the Company which have become due pursuant to such Tax Returns or any assessments received have been paid or adequately accrued on the Company's Financial Statements. The provisions for Taxes reflected on the balance sheets contained in the Financial Statements are adequate to cover all of the Company's Tax liabilities for the respective periods then ended and all prior periods. The Company has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes, and there are no pending or, to the best knowledge of the Sellers or the Company, threatened claims, assessments, notices, proposals to assess, deficiencies, or audits with respect to any such Taxes. For Governmental Bodies with respect to which the Company does not file Tax Returns, no such Governmental Body has given the Company written notification that the Company is or may be subject to taxation by that Governmental Body. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, shareholder, creditor, independent contractor or other party. There are no Tax liens on any of the property or assets of the Company. The Company (and any predecessor of the Company) has been a validly electing S corporation within the meanings of Sections 1361 and 1362 of the Code at all times since the date of its incorporation, and the Company will be an S corporation until and including the Closing Date.

          (B) Neither the Company nor any other corporation has filed an election under Section 341(f) of the Code that is applicable to the Company or any assets held by the Company. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. The Company has not been a United States real property holding corporation within the meaning of

Section 897(c)(2) of the Code during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). The Company is not a party to any Tax allocation or sharing agreement. The Company has not and has never been (nor does the Company have any liability for unpaid Taxes because it once was) a member of an affiliated group during any part of a return year any corporation other than the Company also was a member of the affiliated group. No Seller (A) has been a member of an affiliated group, as defined in Section 1504(a) of the Code, filing a consolidated federal income Tax Return (other than a group the common parent of which was any Seller) and (B) has any Liability for the Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

          (C) The Company would not be liable for any Tax under Section 1374 of the Code in connection with a deemed sale of such Company's assets caused by an election under Section 338(h)(10) of Code. The Company has not, in the past ten
(10) years, (i) acquired assets from another corporation in a transaction in which the Company's Tax basis for the acquired assets was determined in whole or in part by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any other corporation that is a qualified subchapter S subsidiary.

          (D) The Company has not had at any time during the Company's existence owned any subsidiaries (including any "qualified subchapter S subsidiaries" within the meaning of Section 1361(b)(3)(13) of the Code.

          (E) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no stock transfer taxes, real estate transfer taxes or similar taxes will be imposed upon the transfer and sale of the Shares pursuant to this Agreement.

          3.18  PERSONNEL.  Attached hereto as Schedule 3.18 is a list of the
          ----  ---------                      -------------
names and annual rates of compensation of the directors and executive officers of the Company, and of the employees of the Company whose annual rates of compensation during the fiscal year ended December 31, 1998 (including base salary, bonus and incentive pay) exceed (or by December 31, 1998 are expected to exceed) $60,000. Schedule 3.18 also summarizes the bonus, profit sharing,
                  -------------
percentage compensation, company automobile, club membership, and other like benefits, if any, paid or payable to such directors, officers, and employees during the Company's fiscal year ended December 31, 1998 and to the date hereof. Since December 31, 1997, the Company has not changed the employment compensation, benefits or consulting payments to the Sellers, except in the ordinary course of business consistent with past practice and except for cash dividends as agreed by Buyer. Schedule 3.18 also contains a brief description
                               -------------
of all material terms of employment agreements to which the Company is a party and all severance benefits which any director, officer or employee of the Company is or may be entitled to receive. The employee relations of the Company are generally good and there is no pending or, to the best knowledge of the Sellers or the Company, threatened labor dispute or union organization campaign. None of the employees of the Company are represented by any labor union or organization. The Company is in compliance in all material respects with all Requirements of

Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and are not engaged in any unfair labor practices. Neither the Company or the Sellers has been advised, or has good reason to believe, that any of the persons whose names are set forth on Schedule
                                                                        --------
3.18 or any other employee will not agree to remain employed by the Company
----
after the consummation of the transactions contemplated hereby. There is no unfair labor practice claim against the Company before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending or, to the best knowledge of the Company and the Sellers, threatened against or involving the Company, and none has occurred.

          3.19  BUSINESS RELATIONS.  To the best of the knowledge of the Company
          ----  ------------------
and the Sellers, no customer or supplier of the Company will cease to do business with the Company after the consummation of the transactions contemplated hereby in the same manner and at the same levels as previously conducted with the Company except for any reductions which individually or in the aggregate do not result in a Material Adverse Change. Neither the Sellers nor the Company has received any notice of any material disruption (including delayed deliveries or allocations by suppliers) in the availability of any portion of the materials used by the Company nor is the Company or the Sellers aware of any facts which could reasonably lead them to believe that the Business will be subject to any such material disruption.

          3.20  ACCOUNTS RECEIVABLE.  All of the accounts, notes, and loans
          ----  -------------------
receivable that have been recorded on the books of the Company are bona fide and represent amounts validly due for goods sold or services rendered and, except as disclosed on Schedule 3.20, all such amounts (net of any allowance for doubtful
             --------------
accounts) will be collected in full within 180 days following the Closing Date. Except as disclosed on Schedule 3.20 hereto (a) all of such accounts, notes, and
                       -------------
loans receivable are free and clear of any Encumbrances; (b) no claims of offset have been asserted in writing against any of such accounts, notes, or loans receivable; and (c) none of the obligors of such accounts, notes, or loans receivable has given written notice that it will or may refuse to pay the full amount or any portion thereof.

          3.21  BANK ACCOUNTS.  Attached hereto as Schedule 3.21 is a list of
          ----  -------------                      -------------
all banks or other financial institutions with which the Company has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

          3.22  WARRANTIES.  Except for warranty claims that are typical and
          ----  ----------
in the ordinary course of the Business, no written claim for breach of product or service warranty to any customer has been made against the Company since January 1, 1997. To the best knowledge of the Sellers and the Company, no state of facts exists, and no event has occurred, which could reasonably be expected to form the basis of any present claim against the Company for liability on account of any express or implied warranty to any third party in connection with products sold or services rendered by the Company, except for warranty claims which are typical and in the ordinary course of business, none of which individually or in the aggregate would have a Material Adverse Effect.

                                      -17

          3.23  BROKERS.  Except as set forth on Schedule 3.23, neither the
          ----  -------                          -------------
Company nor the Sellers have engaged, or caused to be incurred any liability to any finder, broker, or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

          3.24  INTEREST IN COMPETITORS, SUPPLIERS, CUSTOMERS, ETC.  No
          ----  ---------------------------------------------------
officer, director, or shareholder of the Company or any affiliate of any such officer, director, or shareholder, has any ownership interest in any competitor, supplier, or customer of the Company (other than ownership of securities of a publicly-held corporation of which such Person owns, or has real or contingent rights to own, less than one percent of any class of outstanding securities) or any property used in the operation of the Business.

          3.25  INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS, SHAREHOLDERS, AND
          ----  ---------------------------------------------------------------
EMPLOYEES.  Attached hereto as Schedule 3.25 is a list and brief description
---------                      -------------
of the payment terms of all indebtedness of the Company to officers, directors, shareholders, and employees of the Company and all indebtedness of officers, directors, shareholders, and employees of the Company to the Company, excluding indebtedness for travel advances or similar advances for expenses incurred on behalf of and in the ordinary course of the Business, consistent with past practices.

          3.26  UNDISCLOSED LIABILITIES.  Except as indicated in Schedule 3.7
          ----  -----------------------                          ------------
or Schedule 3.26 hereto, the Company does not have any liabilities (whether
   -------------
absolute, accrued, contingent or otherwise), of a nature required by GAAP to be reflected on a corporate balance sheet or disclosed in the notes thereto, except such liabilities which are accrued or reserved against in the Financial Statements or disclosed in the notes thereto, including without limitation any accounts payable or service liabilities of the Company incurred prior to the Closing Date, other than liabilities incurred in the ordinary course of the Business since the date of the latest of such Financial Statements.

          3.27  INFORMATION FURNISHED.  The Company and the Sellers have made
          ----  ---------------------
available to Buyer true and correct copies of all material corporate records of the Company and all material agreements, documents, and other items listed on the Schedules to this Agreement or referred to in this Agreement, and neither this Agreement, the Schedules hereto, nor any written information, instrument, or document delivered to Global or Buyer pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, as the case may be, not misleading.

       In making the representations and warranties set forth above, the term "Material" or "material" shall, where appropriate in context of its use, be deemed to mean an amount of money greater than $20,000. The terms "Material Adverse Change," "material adverse trend," "Material Adverse Effect," or any other term of like import shall mean the occurrence of any single event, or any series of related events, or set of related circumstances, which proximately causes an actual, direct economic loss to the Company, taken as a whole, in excess of $20,000 per occurrence or $40,000 in the aggregate. The term "knowledge" shall mean actual knowledge after reasonable inquiry of the officers and employees of the Company with responsibility for the applicable subject matter. All references to the "Company" in Sections 3.6
                                                              ------------
through 3.27 shall include the Companies' Subsidiaries.
        ----

          3.28 All personal vehicles have been removed from the Business prior to the Closing Date.


                                  ARTICLE IV
              GLOBAL'S AND BUYER'S REPRESENTATIONS AND WARRANTIES

     Global and Buyer jointly and severally represent and warrant to the Sellers as follows:

          4.1  DUE ORGANIZATION.  Global is a corporation duly organized,
          ---  ----------------
validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia and has full corporate power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.

          4.2  DUE AUTHORIZATION.  The execution, delivery and performance of
          ---  -----------------
this Agreement has been duly authorized by all necessary corporate action of Global and Buyer and the Agreement has been duly and validly executed and delivered by Global and Buyer and constitutes the valid and binding obligation of each of Global and Buyer, enforceable in accordance with its terms, except to the extent that enforceability may be limited by the Equitable Exceptions. The execution, delivery, and performance of this Agreement (as well as all other instruments, agreements, certificates or other documents contemplated hereby) by Global and Buyer, do not (a) violate any Requirements of Laws or Court Order of any Governmental Body applicable to Global or Buyer or their property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under any agreement to which Global or Buyer is a party or by which either of them or their property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, Global or Buyer, or (d) violate or conflict with any provision of the charter or bylaws of Global or Buyer.

          4.3  NO BROKERS.  Neither Global or Buyer have engaged, or caused to
          ---  ----------
be incurred any liability to any finder, broker or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

          4.4  INVESTMENT.  Buyer will acquire the Shares solely for
          ---  ----------
investment purposes and for its own account and not with a view to the distribution thereof.

          4.5  INFORMATION FURNISHED.  To the best knowledge of Global and
          ---  ---------------------
Buyer, neither this Agreement, nor any written information, instrument, or document delivered to the Sellers by Global or Buyer pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, as the case may be, not misleading.

          4.6  CAPITALIZATION.  The authorized capital stock of Global consists
          ---  --------------
of 50,000,000 shares of Common stock, $.01 par value, of which 17,938,184 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, $.01 par value, of which no shares are issued and outstanding.

          4.7  SECURITIES LAWS COMPLIANCE.  For the sole purpose of
          ---  --------------------------
demonstrating compliance with applicable securities laws and without affecting in any respect any representations or warranties made by Sellers, the Company, Global or Buyer in this Agreement, Global and Buyer represent that they have had an adequate opportunity to review the properties, books and records of the Company and ask questions and receive answers from the officers of the Company concerning all matters relating to the Company, including the background and experience of the current officers of the Company, and all such questions have been answered to their satisfaction.


                                   ARTICLE V
                             PRE-CLOSING COVENANTS

          5.1  CONSENTS OF OTHERS.  Prior to the Closing, the Company and the
          ---  ------------------
Sellers shall use their best efforts to obtain and to cause the Company to obtain all authorizations, consents and permits required of the Company and the Sellers to permit them to consummate the transactions contemplated by this Agreement.

          5.2  BEST EFFORTS.  Global, Buyer, the Company and the Sellers shall
          ---  ------------
use all reasonable efforts to cause all conditions for the Closing to be met.

          5.3  POWERS OF ATTORNEY.  The Company and the Sellers shall cause
          ---  ------------------
the Company to terminate at or prior to the Closing all powers of attorney granted by the Company other than those relating to service of process, qualification or pursuant to governmental regulatory or licensing agreements, or representation before the IRS or other government agencies.

          5.4  CONDUCT OF BUSINESS PENDING CLOSING.  From the date of this
          ---  -----------------------------------
Agreement to the Closing Date:

                    (I) Except as otherwise contemplated by this Agreement, or as Buyer may otherwise consent to in writing, the Company and the Sellers shall conduct the Business only in the ordinary course and shall not engage in any material activity or enter into any material transaction which would cause a breach of any of the representations and warranties contained in Article III.
                                      -----------

                    (II) The Sellers shall cause the Company to use its best efforts to preserve substantially intact its current business organization and present relationships with its customers, vendors, suppliers and employees and to maintain all of its insurance currently in effect.

                    (III) The Sellers and the Company shall give prompt notice to Buyer of any notice of material default received by the Company or the Business subsequent to the date of this Agreement under any Contract or any Material Adverse Change occurring prior to the Closing Date in the operation of the Company or the Business.

                    (IV) Neither the Company nor the Sellers, nor any of their representatives, shall solicit, encourage or discuss any Acquisition Proposal (as hereinafter defined) or supply any non-public information concerning the Company or the Business or the Company's assets to any party other than Global, Buyer or their representatives. As used herein, "ACQUISITION PROPOSAL" means any proposal other than the transactions herein contemplated, for (i) any merger or other business combination involving the Company or the Business, (ii) the acquisition of the Company or a material equity interest in the Company or a material portion of its assets, or (iii) the dissolution or liquidation of the Company.

          5.5  ACCESS TO RECORDS BEFORE CLOSING.  Prior to the Closing Date,
          ---  --------------------------------
the Sellers and the Company agree that they will give, or cause to be given, to Buyer and their representatives, during normal business hours and at Buyer's expense, full and unrestricted access to the Company's personnel, officers, agents, employees, assets, properties, titles, contracts, corporate minute and other books, records, files and documents of the Sellers with respect to the Business (including financial, tax basis, budget projections, accountants' work papers and other information as Buyer may request) and to the Business' personnel, customers, suppliers and independent accountants, to allow Buyer to obtain such information as Buyer shall desire, and to make copies of such information, to the extent reasonably necessary. Additionally, the Sellers and the Company will provide Buyer opportunities to meet with key employees of the Business, to visit facilities of the Business and to otherwise conduct due diligence in respect of the Company and the Business. All materials copied by Buyer shall be maintained in confidence by Buyer and returned to the Sellers and/or the Company, as appropriate, if the Closing of the transactions contemplated hereunder fails to occur.


                                   ARTICLE VI
                             POST-CLOSING COVENANTS

          6.1  GENERAL.  In case at any time after the Closing any further
          ---  -------
action is legally necessary or reasonably desirable (as determined by Buyer and the Sellers) to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VIII below). The
                                                    ------------
Sellers and Buyer acknowledge and agree that from and after the Closing, Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company, which shall be maintained at the chief executive office of the Company; provided, however, that the Sellers shall be entitled to reasonable access to and to make copies of such books and records at their sole cost and expense, and Buyer will maintain all of the same for a period of at least six
(6) years after Closing. Thereafter, the Company will offer such documentation to the Sellers before disposal thereof.

          6.2  TRANSITION.  For a period of three (3) years following Closing,
          ---  ----------
the Sellers will not take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relations with the Company after the Closing as it maintained with the Company prior to the Closing. For a period of three (3) years following Closing, the Sellers will refer all customer inquiries relating to the Business to the Company.

          6.3  CONFIDENTIALITY.  The Sellers will treat and hold as such all
          ---  ---------------
Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement or otherwise for the benefit of the Company or Buyer for a period of three (3) years from the Closing, and deliver promptly to Buyer or destroy, at the written request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in their possession, except as otherwise permitted herein. In the event that any Seller is requested or required (by oral question or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar legal proceeding) to disclose any Confidential Information, such Seller will notify Buyer promptly of the request or requirement.

          6.4  COVENANT NOT TO COMPETE.  For and in consideration of the
          ---  -----------------------
allocation to Neil C. Davis of $50,000 and the allocation to Susan L. McElwain of $5,000 of the Purchase Price paid to the Sellers by Buyer, each Seller covenants and agrees, for a period of three (3) years from and after the Closing Date, that he will not, directly or indirectly without the prior written consent of Buyer, for or on behalf of any entity:

               (A) become interested or engaged, directly or indirectly, as a shareholder, bondholder, creditor, officer, director, partner, agent, contractor with, employer or representative of, or in any manner associated with, or give financial, technical or other assistance to, any Person, firm or corporation for the purpose of engaging in the copier/office equipment or electronic presentation equipment dealer, service or distribution business in competition with the Company, within the greater of (i) a 100 mile radius of the Company's office facilities in the State of North Carolina (the "CURRENT TRADE AREA") or
(ii) in any geographic area in which the Company currently conducts business;

               (B) enter into any agreement with, service, assist or solicit the business of any customers of the Company for the purpose of providing office and electronic presentation equipment sales or service to such customers in competition with the Company in the Current Trade Area or to cause them to reduce or end their business with the Company; or

          (C) enter into any agreement with, or solicit the employment of employees, consultants or representatives of the Company for the purpose of causing them to leave the employment of the Company;

provided, however, that no owner of less than one percent (1%) of the outstanding stock of any publicly-traded corporation shall be deemed to be in a violation of this Section 6.4 solely by reason thereof.
                  -----------

          6.5  ADDITIONAL MATTERS.
          ---  ------------------

               (A) The Sellers shall cause the Company to file with the appropriate governmental authorities all Tax Returns required to be filed by it for any taxable period ending prior to the Closing Date and the Company shall remit any Taxes due in respect of such Tax Returns. In addition, the Sellers shall cause Farris Cooke & Associates, CPA to prepare a short period tax return for the Company covering the period from December 31, 1997 through August 31, 1998. The cost of preparation of such short period tax return shall be paid for by the Sellers.

               (B) Buyer and the Sellers recognize that each of them will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by Buyer and/or the Company to the extent such records and information pertain to events occurring on or prior to the Closing Date; therefore, Buyer agrees to cause the Company to (A) use its best efforts to properly retain and maintain such records for a period of six (6) years from the date the Tax Returns for the year in which the Closing occurs are filed or until the expiration of the statute of limitations with respect to such year, whichever is later, and (B) allow each Seller and his agents and representatives at times and dates mutually acceptable to the parties, to reasonably inspect, review and make copies of such records from time to time, such activities to be conducted during normal business hours and at the inspecting party's expense.

               (C) The Sellers, the Buyer and Global shall join in making a timely election (but in no event later than 180 days following the Closing) under Section 338(h)(10) of the Code (including the prerequisite election under
Section 338 of the Code) and any similar state law provisions in all applicable states which permit corporations to make such elections, with respect to the sale and purchase of the Shares pursuant to this Agreement, and each party shall provide the others all necessary information to permit such elections to be made. The Buyer, Global and the Sellers shall, as promptly as practicable following the Closing Date, take all actions necessary and appropriate (including filing such forms, returns, schedules and other documents as may be required) to effect and preserve timely elections; provided, however, that the Buyer and Global shall be the party responsible for preparing and filing the forms, returns, schedules and other documents necessary for making an effective and timely election. All Taxes attributable to the elections made pursuant to this Section 6.5(c) shall be the liability of the Sellers; provided, however, that (i) Global or the Buyer shall make a one-time payment prior to such election to reimburse the Sellers for any additional Taxes and other costs solely as a result of such election, (ii) said reimbursement shall be grossed up so that the Sellers will be made whole, after taxes, for the additional Taxes to be paid, (iii) the one-time reimbursement payment shall be mutually agreed upon by the Sellers and Global, and (iv) in the event the one-time payment described in clause (i) above in this Section 6.5(c) differs from the
                     ----------               --------------
actual Taxes and other costs owed solely as a result of such election, then (x) to the extent the payment is less than the actual Taxes and other costs, Global or the Buyer shall make a payment to Sellers in the amount of such difference, or (y) to the extent the payment is more than the actual Taxes and other costs, Sellers shall make a payment to Global or the Buyer, at the discretion of Global, in the amount of such difference; provided however, that Sellers shall provide Global and Buyer with a copy of Sellers' federal and state income tax returns for such year encompassing payment for the Taxes resulting from such election. In connection with such elections, within sixty (60) days following the Closing Date, the Buyer, Global and the Sellers shall act together in good faith to determine and agree upon the "deemed sales price" to be allocated to each asset of the Company in accordance with Treasury Regulation Section 1.338(h)(10)-1(f) and the other regulations under Section 338 of the Code. Notwithstanding the generality of immediately preceding sentence, the Buyer, Global and the Sellers agree that the "deemed sales price" shall be allocated to the monetary assets of the Company at their fair market value as of the Closing Date as determined as part of the determination of the Working Capital of the Company in accordance with Section 2.8 hereof, $55,000 shall be allocated to the covenant not to complete contained in Section 6.4 hereof, and the balance of the "deemed sales price" shall be allocated to the fixed assets, goodwill and other intangible assets of the Company. Each of the Buyer, Global and the Sellers shall report the tax consequences of the transactions contemplated by this Agreement consistently with such allocations and shall not take any position inconsistent with such allocations in any Tax Return or otherwise. In the event that Global and the Sellers are unable to agree as to such allocations, Global's reasonable positions with respect to such allocations shall control. The Sellers shall be liable for, and shall indemnify and hold the Buyer, Global and the Company harmless against, any Taxes or other costs attributable solely to (i) a failure on the part of any Seller to take all actions required of him under this
Section 6.5(c); or (ii) a failure on the part of the Company to qualify, at or prior to the Closing, as an "S corporation" for federal and/or state income Tax purposes.


                                  ARTICLE VII
           CONDITIONS TO OBLIGATION OF PARTIES TO CONSUMMATE CLOSING


          7.1  CONDITIONS TO GLOBAL'S AND BUYER'S OBLIGATIONS.  The obligation
          ---  ----------------------------------------------
of Global and Buyer under this Agreement to consummate the Closing is subject to the conditions that:

               (A)  COVENANTS, REPRESENTATIONS AND WARRANTIES. The Company and
               ---  -----------------------------------------
the Sellers shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by each of them prior to or at the Closing Date. The representations and warranties of the Company and the Sellers set forth in this Agreement shall be accurate in all material respects at and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for any changes resulting from activities or transactions which may have taken place after the date hereof and which are permitted or contemplated by this Agreement or which have been entered into in the ordinary course of business and except to the extent that such representations and warranties are expressly made as of another specified date and, as to such representation, the same shall be true in all material respects as of such specified date. In addition, Buyer shall have determined from its due diligence review of the Company that no Material Adverse Change or Material Adverse Effect shall have occurred in the financial condition, business, operations or prospects of the Company from those presented to Buyer.

          (B)  CONSENTS.  All statutory requirements for the valid consummation
          ---  --------
by the Company and the Sellers of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals, including expiration or early termination of all waiting periods under the HSR Act and those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation of the transactions contemplated hereby shall have been obtained in form and substance reasonably satisfactory to Buyer, unless such failure could not reasonably be expected to have a Material Adverse Effect. All approvals of the Board of Directors and shareholders of the Company necessary for the consummation of this Agreement and the transactions contemplated hereby shall have been obtained.

          (C)  SUPPLIERS/LEASES.  The Sellers shall have obtained, where
          ---  ----------------
necessary, the written consent of (i) the Company's Material office equipment suppliers and (ii) the lessors of the Buildings to the transactions contemplated by the Agreement. The lessors of the Buildings shall have provided an Estoppel Certificate to Global's lenders in substantially the same form as Exhibit B
                                                                  ---------
hereto, except as specifically waived by Global.

          (D)  DISCHARGE OF INDEBTEDNESS AND LIENS.  The Sellers and the Company
          ---  -----------------------------------
shall have provided for the payment in full by the Company of all Funded Indebtedness of the Company. Such Funded Indebtedness, if any, as of August 31, 1998, is listed on Schedule 7.1(d) hereto. The Sellers shall have also provided
                   ---------------
for the termination of all Encumbrances of record on the properties of the Company, except for Permitted Exceptions. All liens or UCC filings against the Company and each of the Subsidiaries or Affiliates of the Company which engaged in the Business other than Permitted Exceptions shall have been terminated as of the Closing.

          (E)  MATERIAL ADVERSE CHANGE. There has been no Material Adverse
          ---  -----------------------
Change with respect to the Company since July 31, 1998.

          (F)  TRANSFER TAXES AND BROKERS FEES.  The Sellers shall be
          ---  -------------------------------
responsible for all stock transfer or gains taxes imposed on the Sellers incurred in connection with this Agreement and for all fees and expenses paid or to be paid to the brokers set forth on Schedule 3.23.

          (G)  DOCUMENTS TO BE DELIVERED BY THE SELLERS AND THE COMPANY. The
          ---  --------------------------------------------------------
following documents shall be delivered at the Closing by the Sellers and the
Company:

               (I)  OPINION OF THE SELLERS' COUNSEL.  Global and Buyer shall
               ---  -------------------------------
have received an opinion of counsel to the Company and the Sellers, dated the

Closing Date, in substantially the same form as the form of opinion that is Exhibit C hereto.
---------

          (II)   CERTIFICATES.  Global and Buyer shall have received an
          ----   ------------
officer's certificate and a secretary's certificate of the Company executed by officers of the Company, dated the Closing Date, in substantially the same forms as the forms of certificates that are Exhibit D-1 and D-2, respectively, hereto.
                                      -----------     ---

          (III)  RELEASE.  The Sellers shall have furnished the Company with a
          -----  -------
general release in substantially the same form as the form attached as Exhibit E
                                                                       ---------
hereto.

          (IV)   ESCROW AGREEMENT.  The Sellers shall have delivered to Buyer
          ----   ----------------
at the Closing the duly executed Escrow Agreement required pursuant to Section
                                                                       -------
2.5 hereof.
---

          (V)    EMPLOYMENT AGREEMENT. Neil C. Davis shall have duly executed
          ---    --------------------
and delivered the Employment Agreement in substantially the same form attached as Exhibit F hereto, pursuant to which he will be employed by the Company
   ---------
following the Closing.

          (VI)   COMPLIANCE AGREEMENT.  Susan L. McElwain shall have duly
          ----   --------------------
executed and delivered the Compliance Agreement in substantially the same form attached as Exhibit G hereto, pursuant to which she will be employed by the Company following the Closing.

          (VII)  BUILDING LEASES.  Buyer shall be reasonably satisfied with the
          -----  ---------------
terms of the leases of the Buildings. The Sellers shall have delivered to Global an Estoppel Certificate of the landlords of the Buildings to Global's lenders in substantially the same form as the form attached as Exhibit B hereto, except as
                                                    ---------
specifically waived by Global.

          (VIII) PERSONAL VEHICLES.  Sellers shall have removed all personal
          ------ -----------------
vehicles from the Business.

          (IX)   SELLERS RECEIVABLES.  The Sellers shall, and the Company shall
          ----   -------------------
have caused, all of the Company's officers, directors and/or employees to have repaid in full all debts and other obligations, if any, owed to the Company;

          (X)    EQUITY SUBSCRIPTION AGREEMENT.  The Sellers shall have
          ---    -----------------------------
executed and delivered to Global an Equity Subscription Agreement in substantially the same form as the form attached hereto as Exhibit I.
                                                           ---------

          (XI)   STOCK CERTIFICATES.  The Sellers shall have delivered the
          ----   ------------------
Shares accompanied by duly executed stock powers, together with any stock transfer stamps or receipts for any transfer taxes required to be paid thereon.

          7.2    CONDITIONS TO THE SELLERS' AND THE COMPANY'S OBLIGATIONS. The
          ------------------------------------------------------------
  obligation of the Sellers and the Company under this Agreement to consummate the Closing is to subject the conditions that:


                 (A)    COVENANTS, REPRESENTATIONS AND WARRANTIES. Global and
                 ------------------------------------------------
Buyer shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by Global and Buyer prior to or at the Closing and the representations and warranties of Global and Buyer set forth in Article IV hereof shall be accurate in all material respects, at and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date except for any changes resulting from activities or transactions which may have taken place after the date hereof and which are permitted or contemplated by the Agreement or which have been entered into in the ordinary course of the Business and except to the extent that such representations and warranties are expressly made as of another specified date and, as to such representations, the same shall be true as of such specified date.

                 (B)    CONSENTS.  All statutory requirements for the valid
                 ---------------
  consummation by Global and Buyer of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals, including expiration or early termination of all waiting periods under the HSR Act and those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation by Global and Buyer of the transactions contemplated hereby shall have been obtained unless such failure shall not have a Material Adverse Effect on the Business. Buyer shall have used its reasonable efforts to have obtained the release of the Sellers from all personal guarantees with respect to the Company.

                 (C)    DOCUMENTS TO BE DELIVERED BY GLOBAL AND BUYER. The
                 ----------------------------------------------------
following documents shall be delivered at the Closing by Global and Buyer:

                        (i)    Certificates. The Sellers shall have received an
                        -------------------
          officers' certificate and a secretary's certificate executed by officers of Global and Buyer, dated the Closing Date, in substantially the same forms as the forms of certificates that are Exhibit H-1 and
                                                               -----------
          H-2, respectively, hereto.
          ---

                        (II)   ESCROW AGREEMENT. Buyer shall have delivered to
                        -----------------------
          the Sellers at the Closing the duly executed Escrow Agreement required pursuant to Section 2.5 hereof.


                        (III)  EMPLOYMENT AGREEMENTS. Buyer shall have caused
                        ----------------------------
          the Company to duly execute and deliver the Employment Agreement with Neil C. Davis in the same form attached as Exhibit F hereto, pursuant
                                                     ---------
          to which he will be employed by the Company following the Closing, and the Compliance Agreement with Susan L. McElwain substantially in the form attached as Exhibit G hereto, pursuant to which she will be
                           ---------
          employed by the Company following the Closing.

                        (IV)   EQUITY SUBSCRIPTION AGREEMENT. Global shall have
                        ------------------------------------
          executed and delivered to Sellers an Equity Subscription Agreement in substantially the same form as the form attached hereto as Exhibit I,
                                                                     ---------
          which Equity Subscription Agreement includes the requirement for the delivery of Global Stock certificates in accordance with Section
                                                                   -------
          2.3(c) promptly after Closing.
          ------

                 (D)    PAYMENTS TO THE SELLERS AND THE COMPANY AND THE ESCROW
                 -------------------------------------------------------------
AGENT. The Sellers shall have received the Purchase Price for the Shares. The
-----
Escrow Agent shall have received the Escrow Sum from Buyer.




                                  ARTICLE VIII
                                INDEMNIFICATION

          8.1  INDEMNIFICATION OF GLOBAL AND BUYER.  Except as provided in
          ----------------------------------------
Section 8.6, as Global's and Buyer's sole and exclusive monetary remedy for any
-----------
breach by the Sellers hereunder, the Sellers agree to jointly and severally indemnify and hold harmless Global, Buyer and each officer, director, and affiliate of Global and Buyer, including without limitation the Company or any successor of the Company (collectively, the "INDEMNIFIED PARTIES") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, the "INDEMNIFIABLE COSTS"), which any of the Indemnified Parties may sustain, or to which any of the Indemnified Parties may be subjected, arising out of (A) any misrepresentation, breach or default by the Sellers or the Company of or under any of the representations, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith; (B) the assertion and final determination of any claim or liability against the Company or any of the Indemnified Parties by any Person based upon the facts which form the alleged basis for any litigation to the extent it should have been, but was not, reserved for in the Financial Statements in accordance with GAAP, as adjusted for agreed upon assets and liabilities as set forth on Schedule 3.7; (C) the
                                                       ------------
Company's tortuous acts or omissions to act prior to Closing for which the Company did not carry liability insurance for themselves as the insured party, whether or not such acts or omissions to act result in a breach or violation of any representation or warranty; (D) the extent to which the average annual revenue has exceeded the average annual cost of goods sold, before interest and taxes, under the Master Purchase Agreement with NationsBanc, Inc. described on
Schedule 3.15 hereof in the event such Master Purchase Agreement is terminated
-------------
as a result of the sale of stock to Buyer or the fact that Buyer is not a female owned business; (E) the extent to which the average annual revenue has exceeded the average annual cost of goods sold, before interest and taxes, under the Epson Authorized Reseller Agreement with Epson America, Inc. as described on
Schedule 3.15 hereof in the event the Epson Authorized Reseller Agreement is
-------------
terminated due to the discrepancy between the Company's name in this Agreement and the name utilized by the Company in the Epson Authorized Reseller Agreement; and (F) the extent to which the average annual revenue has exceeded the average annual cost of goods sold, before interest and taxes, under the Reseller Agreement with InFocus Systems, Inc. as described on Schedule 3.15 hereof in the
                                                     -------------
event the Reseller Agreement is terminated due to the discrepancy between the Company's name in this Agreement and the name utilized by the Company in the Reseller Agreement.

          8.2  DEFENSE OF CLAIMS.  If any legal proceeding shall be
          --------------------
instituted, or any claim or demand made, against any Indemnified Party in respect of which the Sellers may be liable hereunder, such Indemnified Party shall give prompt written notice thereof to the Sellers and, except as otherwise provided in Section 8.4 below, the Sellers shall have the right to defend, or
            -----------
cause the Company or its successors to defend, any litigation, action, suit, demand, or claim for which it may seek indemnification unless, in the good faith judgment of Buyer following consultation with the Sellers, such litigation, action, suit, demand, or claim, or the resolution thereof, would have an ongoing material business effect on Global or Buyer, the Company or its successors, and such Indemnified Party shall extend reasonable cooperation in connection with such defense, which shall be at the Sellers' expense. In the event the Sellers fail or refuse to defend the same within a reasonable length of time, the Indemnified Parties shall be entitled to assume the defense thereof, and the Sellers shall be jointly and severally liable to repay the Indemnified Parties for all expenses reasonably incurred in connection with said defense (including reasonable attorneys' fees and settlement payments) if it is determined that such request for indemnification was proper. If the Sellers shall not have the right to assume the defense of any litigation, action, suit, demand, or claim in accordance with either of the two preceding sentences, the Indemnified Parties shall have the absolute right to control the defense of and to settle, in Indemnified Parties' sole discretion such litigation, action, suit, demand, or claim, but each Seller shall be entitled, at his own expense, to participate in such litigation, action, suit, demand, or claim.

          8.3  ESCROW CLAIM.  If any claim for indemnification is made by an
          ------------------
Indemnified Party or a Seller pursuant to this Article VIII prior to the
                                               ------------
expiration of the Escrow Period, such Indemnified Party or Seller shall first apply to the Escrow Agent for reimbursement of such claim in accordance with the provisions of the Escrow Agreement prior to seeking reimbursement for such claim.

          8.4  TAX AUDITS, ETC.  In the event of an audit of any Tax Return of
          --------------------
the Company with respect to which an Indemnified Party might be entitled to indemnification pursuant to this Article VIII, Global shall have the right to
                                 ------------
control any and all such audits which may result in the assessment of additional Taxes against the Company and any and all subsequent proceedings in connection therewith, including appeals. The Sellers shall cooperate fully in all matters relating to any such audit or other Tax proceeding (including according access to all records pertaining thereto), and will execute and file any and all consents, powers of attorney, and other documents as shall be reasonably necessary in connection therewith. If additional Taxes are payable by the Company as a result of any such audit or other proceeding, the Sellers shall be responsible for and shall promptly pay all Taxes, interest, and penalties to which any of the Indemnified Parties shall be entitled to indemnification.

          8.5  INDEMNIFICATION OF THE SELLERS.  Global and Buyer agree to
          -----------------------------------
jointly and severally indemnify and hold harmless the Sellers and the Company and each officer, director, stockholder or affiliate of the Company, from and against any Indemnifiable Costs arising out of any material misrepresentation, breach or default by Global and Buyer of or under any of the covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith. In addition, the Company and Buyer shall indemnify the Sellers for any payment or satisfaction of any guarantees by the Sellers of the Company's obligations occurring after the Closing Date.

          8.6  LIMITS ON INDEMNIFICATION.  All Indemnifiable Costs sought by
          ------------------------------
any party hereunder shall be net of any insurance proceeds received by such Person with respect to such claim (less the present value of any premium increases occurring as a result of such claim). Except for any claims for breach of the representations, warranties and covenants of the Sellers under Sections 3.1, 3.2, 3.3, 3.14, 3.17, 3.26 or 6.5 hereof (for which
----------------------------------------    ---
indemnification claims must be made prior to the expiration of the applicable statute of limitations and if so made, such claims shall continue after such date until finally resolved), the right to make claims for indemnification provided under this Article VIII shall expire on the third anniversary of the
                    ------------
Closing Date (except for claims made prior to such date which shall continue after such date until finally resolved). The Sellers shall not be obligated to pay any amounts for indemnification under this Article VIII until the aggregate
                                               ------------
indemnification obligation hereunder exceeds $10,413, whereupon the Sellers shall be liable for all amounts in excess of $10,413 for which indemnification may be sought. Notwithstanding the foregoing, such $10,413 amount in the preceding sentence shall be reduced to the extent the Working Capital as reflected on the Closing Balance Sheet is less than the Working Capital in the Preliminary Closing Balance Sheet. Notwithstanding the foregoing, in no event shall the aggregate liability of the Sellers to Global and Buyer hereunder exceed the Purchase Price. Global and Buyer shall not be obligated to pay any amounts for indemnification under this Article VIII until the aggregate
                                       ------------
indemnification obligation hereunder exceeds $25,000, whereupon Global and Buyer shall be liable for all amounts in excess of $25,000 for which indemnification may be sought. Notwithstanding the foregoing, in no event shall the aggregate liability of Global and Buyer to the Sellers hereunder exceed the Purchase Price. However nothing in this Article VIII shall limit Global and Buyer or the
                                ------------
Sellers in exercising or securing any remedies provided by applicable common law with respect to the conduct of the Sellers or Global and Buyer in connection with this Agreement or in the amount of damages that it can recover from the other in the event that Global and Buyer or the Sellers successfully proves intentional fraud or intentional fraudulent conduct in connection with this Agreement.


                                   ARTICLE IX
                                 MISCELLANEOUS

          9.1  MODIFICATIONS.  Any amendment, change or modification of this
          ------------------
Agreement shall be void unless in writing and signed by all parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

          9.2  NOTICES.  All notices and other communications hereunder shall
          ------------
be in writing and shall be deemed to have been duly given when personally delivered, or 48 hours after deposited in the United States mail, first-class, postage prepaid, or by facsimile addressed to the respective parties hereto as follows:

               Global or Buyer:
               ---------------

                    c/o Global Imaging Systems, Inc.
                    13902 North Dale Mabry Road, Suite 300
                    Box 273478
                    Tampa, Florida  33688-3478
                    Attention:      Thomas Johnson, President
                    Fax No.:        (813) 264-7877
                    Tel No.:        (813) 960-5508


               With a copy to:
               --------------

                    Hogan & Hartson L.L.P.
                    Columbia Square
                    Thirteenth Street, NW
                    Washington, DC  20004-1109
                    Attention:      Christopher J. Hagan
                    Fax No.:        (202) 637-5910
                    Tel No.:        (202) 637-5771


               And with a copy to:
               ------------------

                    Southern Business Communications, Inc.
                    5765 Reps Miller Road  Suite 190
                    Norcross, Georgia  30071
                    Attention:      Mark Lloyd
                    Fax No.:        (770) 449-0423
                    Tel No.:        (770) 449-4088


               The Company:
               -----------

                    ProView, Inc.
                    101 W. Worthington Avenue, Suite 100
                    Charlotte, NC 28203
                    Attention:      Neil C. Davis
                    Fax No.:        (704) 344-8496
                    Tel No.:        (704) 344-9063

               And with a copy to:
               ------------------

                    Templeton & Raynor, P.A.
                    1800 East Boulevard
                    Charlotte, NC 28203
                    Attention:      Tom Templeton
                    Fax No.:        (704) 344-8555
                    Tel No.:        (704) 344-8500

               Sellers:
               -------

                    Neil C. Davis and Susan L. McElwain
                    c/o ProView, Inc.
                    101 W. Worthington Avenue, Suite 100
                    Fax No.:        (704) 344-8496
                    Tel No.:        (717) 344-9063


or to such other address as to any party hereto as such party shall designate by like notice to the other parties hereto.

          9.3  COUNTERPARTS; FACSIMILE TRANSMISSION.  This Agreement may be
          -----------------------------------------
executed in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument, and in making proof of this Agreement, it shall never be necessary to produce or account for more than one such counterpart. Signatures of a party to this Agreement or other documents executed in connection herewith which are sent to the other parties by facsimile transmission shall be binding as evidence of acceptance of the terms hereof or thereof by such signatory party, with originals to be circulated to the other parties in due course.

          9.4  EXPENSES.  Each of the parties hereto will bear all costs,
          -------------
charges and expenses incurred by such party in connection with this Agreement and the consummation of the transactions contemplated herein; provided, however, that the Sellers shall bear all costs and expenses of (i) any broker involved in this transaction and (ii) all legal expenses of the Sellers and the Company with respect to this Agreement and the transactions contemplated hereby.

          9.5  BINDING EFFECT; ASSIGNMENT.  This Agreement shall be binding
          -------------------------------
upon and inure to the benefit of the Company, Global, Buyer and the Sellers, their heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. This Agreement shall not be assignable by the Company or the Sellers without the prior written consent of Global. This Agreement shall be assignable by Global or Buyer to a wholly-owned subsidiary of Global or Buyer without the prior written consent of the Sellers, but any such assignment shall not relieve Global of its obligations hereunder. In addition, the indemnification rights of Global and Buyer under Article VIII hereof may be
                                                 ------------
assigned by Global and Buyer to First Union National Bank, N.A.

          9.6   ENTIRE AND SOLE AGREEMENT.  This Agreement and the other
          -------------------------------
schedules and agreements referred to herein, constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof, except as described on Schedule 9.6 attached hereto.
                               ------------

          9.7   GOVERNING LAW.  This Agreement and its validity, construction,
          -------------------
enforcement, and interpretation shall be governed by the substantive laws, but not the conflicts of laws, of the State of North Carolina.

          9.8   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.
          -----------------------------------------------------------
Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties and the related indemnities made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of three
(3) years, provided (a) the representations and warranties contained in Sections
                                                                        --------
3.14 and 3.17 of this Agreement, and the related indemnities, shall survive the
----     ----
Closing until the expiration of the applicable statutes of limitations for determining or contesting Tax liabilities, (b) the representations, warranties and covenants contained in Sections 3.1, 3.2, 3.3, and 6.5 of this Agreement,
                           ------------  ---  ---      ---
and the related indemnities, shall survive the Closing indefinitely and not expire.

          9.9   INVALID PROVISIONS.  If any provision of this Agreement is
          -----------------------
deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision and be legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

          9.10  PUBLIC ANNOUNCEMENTS.  Neither party shall make any public
          --------------------------
announcement of the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld.


          9.11  REMEDIES CUMULATIVE.  The remedies of the parties under this
          -------------------------
Agreement are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled.

          9.12  WAIVER.    No failure or delay on the part of any party in
          ------------
exercising any right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege; nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

          9.13  DISPUTE RESOLUTION.  ALL DISPUTES BETWEEN THE SELLERS AND
          ------------------------
GLOBAL AND BUYER WITH RESPECT TO ANY PROVISION OF THIS AGREEMENT OR THE RIGHTS AND OBLIGATIONS OF THE SELLERS AND GLOBAL AND BUYER HEREUNDER (OTHER THAN DISPUTES INVOLVING ALLEGATIONS OF INTENTIONAL FRAUD), WHICH CANNOT BE RESOLVED BY MUTUAL AGREEMENT, WILL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN CHARLOTTE, NORTH CAROLINA, OR BY ANY OTHER MEANS OF ALTERNATIVE DISPUTE RESOLUTION MUTUALLY AGREED UPON BY THE PARTIES. EACH PARTY SHALL BE ENTITLED TO DISCOVERY PURSUANT TO THE FEDERAL RULES OF CIVIL PROCEDURE AND FEDERAL RULES OF EVIDENCE.





                     [THIS SPACE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date and year first above written.

                         GLOBAL:
                         ------

                         GLOBAL IMAGING SYSTEMS, INC.

                         By:  /s/ Raymond Schilling
                              --------------------------------------------------
                              Raymond Schilling
                              Vice President, Chief Financial Officer, Secretary and Treasurer

                         BUYER:
                         -----

                         SOUTHERN BUSINESS COMMUNICATIONS, INC.

                         By:  /s/ Mark Lloyd
                              --------------------------------------------------
                              Mark Lloyd
                              President


                         THE COMPANY:
                         -----------

                         PROVIEW, INC.

                         By:  /s/ Neil C. Davis
                              --------------------------------------------------
                              Neil C. Davis
                              President


                         THE SELLERS:
                         -----------

                         /s/ Neil C. Davis
                         -------------------------------------------------------
                         Neil C. Davis

                         /s/ Susan L. McElwain
                         -------------------------------------------------------
                         Susan L. McElwain


The Exhibits and Schedules to this Stock Purchase Agreement are not included with this Quarterly Report on Form 10-Q. Global will provide these exhibits and schedules upon the request of the Securities and Exchange Commission